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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: November 17, 2003
                        (Date of earliest event reported)



                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)




                   Delaware                             1-8606                             23-2259884
(State or other jurisdiction of incorporation)  (Commission File Number)     (I.R.S. Employer Identification No.)


1095 Avenue of the Americas,
New York, New York                                               10036
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (212) 395-2121


                                 Not applicable
          (Former name or former address, if changed since last report)

================================================================================

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Item 9.  Regulation FD Disclosure.

Below is a press release issued by Verizon Communications Inc. in connection with a presentation by Vice Chairman and President Lawrence T. Babbio Jr. on November 17, 2003 at the UBS Eighth Annual Global Communications Conference. Mr. Babbio reviewed the longer-term strategies on network upgrades as well as future service offerings, and he described near-term revenue plans and cost savings aimed at preserving current margins. He indicated that, excluding the impact of a one-time lump-sum payment to union employees and the impact of lower pension income net of other post-retirement benefit costs and other adjustments, the Company expects fourth quarter Domestic Telecom margins to improve compared to the third quarter 2003. Mr. Babbio also discussed the Company's recent voluntary separation offer to employees, local number portability, and deployment plans for fiber to the premises and Voice Over Internet Protocol.

NEWS RELEASE

                                                                  (VERIZON LOGO)


FOR IMMEDIATE RELEASE                     MEDIA CONTACT:
NOV. 17, 2003                             PETER THONIS
                                          212-395-2355
                                          peter.thonis@verizon.com

                 VERIZON VICE CHAIRMAN ADDRESSES UBS CONFERENCE

         NEW YORK -- At the UBS Eighth Annual Global Communications Conference here today, Verizon Vice Chairman and President Lawrence T. Babbio Jr. addressed a range of issues of investor interest. He reviewed the longer-term strategies on network upgrades as well as future service offerings, and he described near-term revenue plans and cost savings aimed at preserving current margins. Other topics included the recent voluntary separation offer to employees, wireless local number portability (LNP), and deployment plans for fiber to the premises (FTTP) and Voice Over Internet Protocol (VOIP).

ON REVENUES AND GROWTH:

         Babbio described the company-wide effort to drive revenue growth by focusing on opportunities in wireless, the large business or Enterprise segment, and "bundled" packages of local, long-distance and high-speed broadband (DSL) connections for consumers and general

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Verizon News Release, page 2


business. He noted that in 2001, 52 percent of Verizon's revenues came from the traditional voice telephone business, a highly regulated sector of the industry undergoing historic shifts due to technology and competition. Today, a much bigger share of Verizon's revenue base comes from the newer growth markets, and 44 percent of Verizon's revenues come from the traditional voice business. This changing mix has led to overall revenue growth at Verizon, which has provided guidance of 0 to 2 percent comparable revenue growth for the year.*

ON EFFORTS TO MAINTAIN MARGINS AND REDUCE EXPENSES:

         Babbio said that approximately 21,600 employees, including 5,600 union-represented employees, will leave the payroll by the end of this week as a result of recent voluntary separation offers. This is less than 10 percent of Verizon's total employee base. The plan was targeted primarily to managers in the Domestic Telecom business unit nationwide, to union-represented employees in the Mid-Atlantic and Northeast, and to employees in Verizon Information Services.

         Babbio characterized the benefits of this program to Verizon as significant. He said that Verizon is further controlling its own destiny by aggressively reducing expenses in those businesses affected by harmful regulatory burdens and continued uncertainty -- allowing the company to shift resources to growth areas in wireline and wireless, and speeding the business transformation described above. He said the wage savings created by the program will accelerate expense reductions required next year, taking risks out of the company's 2004 plan.

         He added that Verizon will fill a small percentage of the vacancies this program creates, but overall, process improvements will allow Verizon to improve productivity and capture a great deal of the savings created by this program.

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Verizon News Release, page 3

         As reported in its most recent Report on Form 10-Q, Verizon is currently analyzing data to determine the accounting charge the company expects to take in the fourth quarter related to this program, Babbio noted. This charge will include cash severance pay-outs and pension-related costs.

ON WIRELESS LNP:

         Babbio said Verizon is well prepared for LNP. He said the value proposition that Verizon Wireless offers to customers combined with the unrivaled quality of the Verizon Wireless network have produced a rapidly growing, profitable business that puts the company in a strong position as the Nov. 24 deadline approaches. He added that LNP represents an opportunity for Verizon Wireless to reinforce its leadership position, and said Verizon is committed to make the experience as easy as possible for both wireline and wireless customers.

         In terms of Verizon's wireline business, Babbio said that Verizon's customer research does not indicate any significant pent-up demand for porting numbers from wireline to wireless phones.

ON FIBER TO THE PREMISES AND VOICE OVER IP:

         Babbio announced that Verizon has selected vendors to provide the fiber-optic and electronic equipment for the company's deployment of FTTP systems (see related press release today). He also reiterated plans to have the new technology pass 1 million homes across nine states in 2004, without an increase to historical capital spending levels. He said wireline capital expense will be approximately $7 billion this year, and the company expects it to remain at approximately the same level in 2004.

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Verizon News Release, page 4

         Babbio described plans to begin rolling out Voice Over Internet Protocol (VOIP) offerings in the second quarter 2004, targeting DSL users and the consumer market.

         *- See http://investor.verizon.com/financial/quarterly/VZ/3Q2003/ for a reconciliation to generally accepted accounting principles (GAAP) for the non-GAAP measure of comparable revenue growth mentioned in this press release.

         A Fortune 10 company, Verizon Communications (NYSE:VZ) is one of the world's leading providers of communications services, with approximately $67 billion in revenues and 221,000 employees. Verizon companies are the largest providers of wireline and wireless communications in the United States, with more than 139 million access line equivalents and 36 million Verizon Wireless customers. Verizon is the third largest long-distance carrier for U.S. consumers, with nearly 16 million long-distance lines. The company is also the largest directory publisher in the world, as measured by directory titles and circulation. Verizon's international presence includes wireline and wireless communications operations and investments, primarily in the Americas and Europe. For more information, visit www.verizon.com.

                                      ####


VERIZON'S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon's News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; our ability to recover insurance proceeds relating to equipment losses and other adverse financial impacts resulting from the terrorist attacks on Sept. 11, 2001; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          Verizon Communications Inc.
                                          ------------------------------------
                                                  (Registrant)

Date: November 18, 2003                   /s/ David H. Benson
     ----------------------               ------------------------------------
                                              David H. Benson
                                              Senior Vice President
                                               and Controller